Exhibit 99.1
ChromaDex Establishes $5 Million Credit Facility with Bridge Bank

IRVINE, Calif., November 8, 2016 – ChromaDex Corp. (NASDAQ: CDXC), an innovator of proprietary health, wellness and nutritional ingredients that creates science-based solutions to dietary supplement, food and beverage, skin care, sports nutrition, and pharmaceutical products, announced today that it has established a $5 million credit facility with Bridge Bank.

The credit facility will provide ChromaDex non-dilutive working capital needed for future growth as the company continues to expand its proprietary ingredient business.

“We are pleased to have a business-focused bank available to the Company as the next step in our evolution,” said Tom Varvaro, ChromaDex CFO. “We look forward to working with Bridge Bank, which has a strong record of corporate banking and credit facilities for companies our size.”

About Bridge Bank
Bridge Bank is a division of Western Alliance Bank, Member FDIC, the go-to bank for business in its growing markets. Bridge Bank was founded in 2001 in Silicon Valley to offer a better way to bank for small-market and middle-market businesses across many industries, as well as emerging technology companies and the private equity community. Geared to serving both venture-backed and non-venture-backed companies, Bridge Bank offers a broad scope of financial solutions including growth capital, equipment and working capital credit facilities, sustainable energy project finance, venture debt, treasury management, asset-based lending, SBA and commercial real estate loans, ESOP finance and a full line of international products and services. Based in San Jose, Bridge Bank has eight offices in major markets across the country along with Western Alliance Bank’s robust national platform of specialized financial services. Western Alliance Bank is the primary subsidiary of Phoenix-based Western Alliance Bancorporation. With $17 billion in assets, Western Alliance Bancorporation is one of the fastest-growing bank holding companies in the U.S. and recognized as #10 on the Forbes 2016 “Best Banks in America” list. For more information, visit www.bridgebank.com.

About ChromaDex:
ChromaDex leverages its complementary business units to discover, acquire, develop and commercialize patented and proprietary ingredient technologies that address the dietary supplement, food, beverage, skin care and pharmaceutical markets. In addition to our ingredient technologies unit, we also have business units focused on natural product fine chemicals (known as "phytochemicals"), chemistry and analytical testing services, and product regulatory and safety consulting (known as Spherix Consulting). As a result of our relationships with leading universities and research institutions, we are able to discover and license early stage, IP-backed ingredient technologies. We then utilize our in-house chemistry, regulatory and safety consulting business units to develop commercially viable ingredients. Our ingredient portfolio is backed with clinical and scientific research, as well as extensive IP protection. Our portfolio of patented ingredient technologies includes NIAGEN® nicotinamide riboside; pTeroPure® pterostilbene; PURENERGY®, a caffeine-pTeroPure® co-crystal; IMMULINA™, a spirulina extract; and AnthOrigin™, anthocyanins derived from a domestically-produced, water-extracted purple corn husk. To learn more about ChromaDex, please visit www.ChromaDex.com.

Forward-Looking Statements:
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements related future growth and financial security. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects", "anticipates", "intends", "estimates", "plans", "potential", "possible", "probable", "believes", "seeks", "may", "will", "should", "could" or the negative of such terms or other similar expressions. More detailed information about ChromaDex and the risk factors that may affect the realization of forward-looking statements is set forth in ChromaDex's Annual Report on Form 10-K for the fiscal year ended January 2, 2016, ChromaDex's Quarterly Reports on Form 10-Q and other filings submitted by ChromaDex to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Public Relations Contact:
Breah Ostendorf, Director of Marketing
949-537-4103
breaho@chromadex.com

ChromaDex Investor Relations Contact:
Andrew Johnson, Director of Investor Relations
949-419-0288
andrewj@chromadex.com

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